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                                                                   EXHIBIT 10.3



                                LEASE AGREEMENT

THIS LEASE WITNESSETH, That First Community Bank, herein called LESSOR, hereby leases to A. Max Richardson, herein called LESSEE, for the term of month-to-month commencing the 1st day of November 2002 and continuing on a month-to-month basis for the total monthly rent of $450.00 (Four Hundred, Fifty U.S. Dollars) that certain property located at 444 E Center Street, Kingsport, TN 37662 consisting of 225 square feet of office space on the second floor of the First Community Bank building located in the city of Kingsport, Tennessee.

IN CONSIDERATION whereof the LESSEE agrees to pay the said rent in advance in monthly installments of $450.00 on the FIRST day of each month, the first installment to be paid on the 15th day of November 2002 in the amount of $450.00, said payments to be made to the LESSOR at P.O. Box 820, Rogersville, TN 37857. LESSEE shall pay the LESSOR a late charge of 5.00% for any such payments made after 15 days of the due date.

LESSEE COVENANTS that he will vacate said premises promptly upon termination of the lease, and without further demand, notice or legal proceeding of any nature. Lease will continue on a month-to-month basis until terminated by either party. If Tenant continues to rent on a monthly basis, ten (10) days notice must be given before move-out, LESSEE shall deposit $-0- with First Community Bank to be held to pay for damages for which LESSEES are responsible. Said funds are not to be held to pay for damages for which LESSEES are not responsible for normal wear and tear and depreciation of the property. Following are conditions, which must be met for the full refund of said deposit:

     a) Property must be left in a clean and proper condition, including carpet and window coverings;

     b)   No personal property or trash to be left on premises;

     c)   No material or structural alterations to be allowed to property;

     d)   Term of Lease must be satisfied;

     e)   Ten (10) days notice must be given before move-out.

If said continued occupancy shall be without the consent of the LESSOR, LESSEE shall be deemed to be tenant at will and liable to summary eviction by LESSOR without further notice.

The LESSOR convenants that the LESSEE shall have quiet enjoyment of said premises during said period and that if without fault or negligence on the part of the LESSEE, the said premises shall be so injured by fire or other casualty as to render them untenantable, this lease shall cease.

The said LESSEE convenants that he will not use said premises for any other purpose than that of an office, and that he will not use the premises, nor permit the use thereof for an unlawful purpose, nor commit nor permit a nuisance to be committed therein, and that he will not assign or sublease without the written consent of the LESSOR; that at the expiration of said term he will deliver to the LESSOR quiet and peaceable possession of


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said premises; and the LESSOR may re-enter for default of fifteen (15) days in the payments of any installment of said rent, or breach of any covenant contained herein.

It is further covenanted that the LESSEE has examined and knows the condition of said premises and has received the same in good order and repair and said LESSEE will leave the premises in like good condition as found, ordinary wear and tear and damages by the elements excepted. And, during the period of tenancy LESSEE agrees to have repaired at his expense any damage done to the water, gas and electrical fixtures, to replace any and all broken glass and burned out grates, to keep sinks, lavatories, commodes, and sewer lines open, and to repair any plumbing or electrical equipment that may be damaged by his negligence.

It is further covenanted that the LESSOR, in person or by agent, shall have the right at all reasonable times to enter the leased premises and inspect the same and to show the same to prospective tenants or purchasers. LESSOR may make such repairs as may be deemed by LESSOR necessary to the preservation of the leased premises.

OTHER CONDITIONS: Pets will not be allowed.

IN WITNESS WHEREOF, the parties have hereto set their signatures, the day and year noted.


/s/ A. Max Richardson       11/13/02          /s/ Mark A. Gamble      11/14/02
------------------------------------          --------------------------------
LESSEE                        DATE            LESSOR                    DATE
A. Max Richardson                             First Community Bank





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